SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: March 17, 2011

ENSURGE, INC.
(Exact name of registrant as specified in charter)

NEVADA	33- 03275	87-0431533
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	file number)	identification no.)

2825 E. Cottonwood Parkway, Suite 500
               Salt Lake City, Utah 84121
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (801) 990-3457

 NA
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements, which reflect our views with respect to future events and financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These forward-looking statements are identified by, among other things, the words “anticipates,” “believes,” “estimates,” “expects,” “plans,” “projects,” “targets” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors that may cause actual results to differ from those projected include the risk factors specified below.

Item 4.02 non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 17, 2011, the board of directors of Ensurge, Inc., a Nevada corporation (the “Company”) determined that its previously issued financial statements for the quarter ended September 30, 2010, were inaccurate as they relate to the disclosure of warrants sold to an investor.  The warrants were booked as an equity item and upon work being completed for the December 31, 2010, audit, our outside auditors along with our CFO determined on March 17, 2011, the warrants should have been booked as a derivative.  As such our September 30, 2010, balance sheet would be misstated as to how the warrants were booked.  We will be filing an updated 10Q for September 30, 2010, reflecting the warrants being listed as a derivative.  Our independent auditor has reviewed the above disclosure and is in agreement with such disclosure.  A copy of our auditors letter addressing this issue is attached to this 8-K.

ITEM 9.01  Financial Statements and Exhibits

(d) Exhibits.

99.1           Independent Auditors’ Letter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENSURGE, INC.

Date: March 17, 2011	By /s/ Jeff A. Hanks
Jeff A. Hanks
Chief Financial Officer